Exhibit 10.1

Restricted Stock Unit Agreement

Non-Employee Director

PERDOCEO EDUCATION CORPORATION

2016 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated ______, 20__ (the “Grant Date”), is by and between Perdoceo Education Corporation, a Delaware corporation (the “Company”), and _________________ (the “Participant”).

To evidence such award and to set forth its terms, the Company and the Participant agree as follows.  All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Career Education Corporation 2016 Incentive Compensation Plan, as amended from time to time (the “Plan”).

1.Grant of Restricted Stock Units. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Participant ____________ Restricted Stock Units (the “RSUs”) on the Grant Date, and the Participant hereby accepts the grant of the RSUs as set forth herein.

2.Limitations on Transferability. Except in the event of the death of the Participant, at any time prior to the payment date for the RSUs (the “Settlement Date”), the RSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3.Vesting.  Subject to the provisions of Sections 5 and 6 of this Agreement, the RSUs shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”) in _____ [equal] installment[s] on [each of] ___________________ ([each a] “Vesting Date”)[; provided, however, that a whole number of RSUs shall vest on each Vesting Date and the Company shall accordingly allocate such RSUs across the Vesting Dates as evenly as possible].

Notwithstanding the foregoing, and subject to Sections 5 and 6 below, in the event that the Participant incurs a Termination of Service prior to any Vesting Date, any RSUs that were unvested at the date of such Termination of Service shall be immediately forfeited to the Company.

4.Crediting and Settling RSUs.

(a)RSU Accounts. The Company shall establish an account on its books for each Participant who receives a grant of RSUs (the “RSU Account”).  The RSUs granted hereby shall be credited to the Participant’s RSU Account as of the Grant Date.  The RSU Account shall be maintained for record keeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to the RSU Account.  The obligation to make distributions of securities or other amounts credited to the RSU Account shall be an unfunded, unsecured obligation of the Company.

(b)Settlement of RSU Accounts. The Company shall settle the RSU Account by delivering to the holder thereof (who may be the Participant or his or her beneficiary determined in accordance with Article XIV of the Plan, as applicable) a number of Shares equal to the whole number of Vested Shares underlying the RSUs then credited to the Participant’s RSU Account (or a specified portion in the event of any partial settlement).  The Settlement Date for all RSUs credited to a Participant’s RSU Account shall be as soon as administratively practical following the date on which the restrictions applicable to any portion of the RSUs granted hereby have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the restrictions applicable to an the RSUs have lapsed.

5.Termination of Service. Subject to Section 6, the provisions of this Section 5 shall apply in the event the Participant incurs a Termination of Service at any time prior to an applicable Vesting Date set forth in Section 3:

(a)If the Participant incurs a Termination of Service because of his or her death or Disability, any RSUs that had not become Vested Shares prior to the date of the Termination of Service shall become Vested Shares, and, as of the relevant Settlement Date, the Participant (or his or her beneficiary, as applicable) shall own a number of Shares equal to the whole number of Vested Shares underlying the RSUs free of all restrictions otherwise imposed by this Agreement except for Shares used to satisfy the tax withholding obligations set forth in Section 16 of this Agreement or otherwise required by any taxing authority.

(b)If the Participant incurs a Termination of Service at the time of the Company’s 20___ annual meeting of stockholders due to his or her failure to be nominated for, or refusal to stand for, reelection as a director at such annual meeting, any RSUs that had not become Vested Shares prior to the date of the Termination of Service shall become Vested Shares on the [next] Vesting Date, and, as of the relevant Settlement Date, the Participant (or his or her beneficiary, as applicable) shall own a number of Shares equal to the whole number of Vested Shares underlying the RSUs free of all restrictions otherwise imposed by this Agreement except for Shares used to satisfy the tax withholding obligations set forth in Section 16 of this Agreement or otherwise required by any taxing authority.

(c)If the Participant incurs a Termination of Service for any reason other than his or her death or Disability or the circumstances described in Section 5(b), then any RSUs that had not become Vested Shares prior to the date of the Termination of Service shall be immediately forfeited to the Company.

(d)Notwithstanding any other provision in this Agreement, if the Participant is a "specified employee" (as such term is defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) at the time of his or her Termination of Service, no amount that is subject to Code Section 409A and that becomes payable under this Agreement by reason of such Termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s Termination of Service, and (ii) the date of the Participant's death.

6.Change in Control. Upon a Change in Control, the Participant will have such rights with respect to the RSUs as are provided for in the Plan.

7.Stock Certificates and Escrow.  On each Settlement Date, the Company, at its election, shall either (a) credit any Shares issued to the Participant pursuant hereto through a book entry on the records kept by the Company’s stockholder record keeper, or (b) issue certificates for such Shares.

8.Adjustments.  The Committee may make or provide for such adjustments to the RSUs as provided for in Section 4.3 of the Plan.

9.Effect of Amendment of Plan or Agreement.  No discontinuation, modification, or amendment of the Plan may, without the written consent of the Participant, adversely affect the rights of the Participant under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but except as provided in the Plan no such amendment shall adversely affect the Participant’s rights under the Agreement without the Participant’s written consent, unless otherwise permitted by the Plan.

10.No Limitation on Rights of the Company.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.Stockholder Rights.  The RSUs shall not represent an equity security of the Company and shall not carry any voting or dividend rights.  The Participant shall have no rights of a stockholder of the Company with respect to any Vested Shares to be issued pursuant to a RSU until certificates for the Shares underlying the RSUs granted hereby are issued to the Participant or such Shares are otherwise reflected in a book entry on the records kept by the Company’s stockholder record keeper.  Notwithstanding the foregoing, on the relevant Settlement Date, the Participant shall be entitled to receive an amount in cash equal to the dividends, if any, that would have become payable on or after the Vesting Date, but prior to the Settlement Date, with respect to the Shares issued on the Settlement Date.

12.Compliance with Applicable Laws and Regulations.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for any Vested Shares, or (b) credit a book entry related to the Vested Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that such payment is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such payment, and in order to ensure compliance with such laws, regulations and requirements, that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

13.Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Participant or other relationship of the Participant with the Company shall not be affected in any way by this Agreement except as specifically provided herein.  The Participant’s execution or acceptance of this Agreement shall not be construed as conferring any legal rights upon the Participant for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Participant and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

14.No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

15.No Impact on Other Benefits. The value of the Participant's RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

16.Tax Consequences. The Participant acknowledges and agrees that the Participant is responsible for all taxes and tax consequences with respect to the grant of RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto.  The Participant further acknowledges that it is the Participant’s responsibility to obtain any advice that the Participant deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto.  Notwithstanding any other provision of this Agreement, Shares shall not be issued to the Participant pursuant hereto unless, as provided in Article XVIII of the Plan, the Participant shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the RSUs, the lapse of restrictions otherwise imposed by this Agreement and the issuance of Shares pursuant hereto.

17.Disclosure Rights.  Except as required by applicable law, the Company (or any of its Affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, RSUs or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

18.Notices.  Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address appearing on the records of the Company.  Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.  Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Participant may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Participant, and the Participant hereby consents to receive such notice by electronic delivery.  To the extent permitted in an electronically delivered notice described in the previous sentence, the Participant shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

19.Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Participant and the successors and assigns of the Company.

20.Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of this Agreement or the Plan to the contrary, to the extent that the Committee determines that any portion of the RSUs granted hereunder is subject to Section 409A of the Code and fails to comply with the requirements thereof, the Committee reserves the right to amend, restructure, terminate or replace such portion of the RSUs in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

21.Governing Law.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

22.Receipt of Plan.  The Participant acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts the RSUs subject to all the terms and provisions of this Agreement and of the Plan.  The Shares issued pursuant hereto are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the RSUs and such Shares shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

23.Cooperation.  In the event of any pending or threatened investigation, proceeding, lawsuit, claim or legal action against or involving the Company, the Participant acknowledges and agrees to cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s case, including, but not limited to, the execution of affidavits or documents, providing of information requested by the Company or the Company’s counsel, and meeting with Company representatives or the Company’s counsel.  Nothing in this paragraph shall be construed as suggesting or implying that the Participant should testify in any way other than truthfully or provide anything other than accurate, truthful information.

24.Counterparts.   This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

25.Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

26.Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

27.Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

28.Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

29.Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made, and the RSUs and Shares are granted, pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Participant and all other persons.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

PERDOCEO EDUCATION CORPORATION

[Name]
[Title]

PARTICIPANT
By:

Name: